UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2015

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Appointment of Certain Officers

Effective June 1, 2015, Thomas C. Freyman has been appointed Executive Vice President, Finance and Administration; John M. Capek has been appointed Executive Vice President, Ventures; and, Brian B. Yoor, has been appointed Senior Vice President, Finance and Chief Financial Officer, and will continue to report to Mr. Freyman in his new role.

Mr. Yoor has served as the Company’s Vice President, Investor Relations since 2013, and as Divisional Vice President, Controller Diagnostic Products from 2010 to 2013. Mr. Yoor became a corporate officer in 2013.  He joined the Company in 1997.  In connection with his appointment as Senior Vice President, Finance and Chief Financial Officer, Mr. Yoor will enter an Agreement Regarding Change in Control in the form filed as Exhibit 10.1 to Abbott’s Current Report on Securities and Exchange Commission Form 8-K dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2015	ABBOTT LABORATORIES

	By:	/s/ Hubert L. Allen
Hubert L. Allen
Executive Vice President, General Counsel and Secretary